UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 21, 2010

XUN ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way, Suite 148 No. 156 Portland Oregon  9723

(Address of principal executive offices)

775-200-0505

 (Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report)

Copies to:

Jeffrey G. Klein, P.A.

2600 North Military Trail

Suite 270

Boca Raton, Florida  33498

Tel: (561) 997-9920

Fax: (561)998-9557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Forward Looking Statements

Certain statements  included  in this Form 8-k regarding  Xun Energy, Inc.  ( “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated  operations  of the Company.    These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management,  and words such as "expects," "anticipates,"   "intends,"   "plans,"   "believes,"   "estimates"  and  similar expressions  are intended to identify  such  forward-looking  statements.  These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities.  Accordingly, actual results may differ.

Section 5-Corporate Governance and Management

Item 5.02

Departure of Directors or Principal Officers:  Election of Directors: Appointment of Principal Officers

Pursuant to a meeting of the Company’s Board of Directors held December 21, 2010,   Wayne St. Cyr was named as the Company’s Executive Vice President.  Mr. St. Cyr, is a results-oriented leader with a proven track record in marketing, sales and management.

From 2001 through 2010 he held various positions in RBS/RBS America and most recently serving as the Company’s district sales manager for the New England region. RBS (“Royal Bank of Scotland”) Group’s U.S. interests include:  Citizens Bank, Charter One Bank and RBSWorldPay.

             Mr. St. Cyr was responsible for merchant transactions for approximately 430 Citizens Bank branches.  He managed a team of over 30 staff members and created new business strategies through presentations, proposals and forecasting results.

             Prior to joining RBS, he founded the ASG Agency, a human resource firm.

             Mr. St Cyr earned an Associate Degree in Business Administration from Monterey Peninsula College and a Bachelor of Science Degree in Marketing from San Francisco State University.

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 7, 2011

Xun Energy, Inc. BY: /S/ Peter Matousek —————————————— Name: Peter Matousek Title: President/CEO

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